                UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 22, 2011

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)
                   Commission File No. 1-15555

                                       Tennessee                                                                87-0267438
(State or other jurisdiction of                  (I.R.S. Employer Identification No.)
incorporation or organization)

11121 Kingston Pike Suite E, Knoxville, Tennessee 37934
(Address of Principal Executive Office)

(865) 675-1554
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 22, 2011, the Company’s senior revolving credit facility with F&M Bank and Trust Company, N.A. (“F&M Bank”)  after F&M Bank’s semiannual review of the Company’s currently owned producing properties was amended to increase the borrowing base under the credit facility from $14 million to $20 million,  increases the maximum line of the Company’s credit amount to $40 million, and extend the term of the facility to January 27, 2013.  The borrowing base remains subject to the existing periodic redetermination provisions in the credit facility. The Company’s outstanding borrowing under the F&M credit facility is approximately $9 million.  The foregoing description of the amendment to the F&M credit facility is not intended to be complete and is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 4.1 to this Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

10.1	Ninth Amendment to Loan and Security Agreement, dated February 22, 2011, Between Tengasco, Inc. as borrower and F&M Bank and Trust Company as lender.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: February 25, 2011
Tengasco, Inc.

By: s/Jeffrey R. Bailey
       Jeffrey R. Bailey,
       Chief Executive Officer